Prinzi and Company
--------------------------------------------------------------------------------
Certified Public Accoutants


                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 3 to Form SB-2 of our report dated July 3,1998 relating to the financial statements of Northtech Ventures, Inc. as of June 26,1998 and for the period from inception (March 10, 1998) to June 26,1998, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ Prinzi and Company

Staten Island, New York
January 26, 1999